Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Investor contact: Jill Peters
(818) 871-8342
jpeters@thecheesecakefactory.com

Media contacts: Kelly Striewski / Heather McGuire
B|W|R Public Relations
(310) 248-6164 / (310) 248-6141
kstriewski@bwr-la.com / hmcguire@bwr-la.com

THE CHEESECAKE FACTORY SERVES UP A DELICIOUS 30TH
ANNIVERSARY CELEBRATION

Milestone will be Celebrated with a Return to the Original Price for Cheesecake, a Limited Edition 30th Anniversary Chocolate Cake Cheesecake
to Benefit America’s Second Harvest – The Nation’s Food Bank Network, and a Menu of Other
Sweet Initiatives to be Announced Throughout the Year

Calabasas Hills, CA – July 15, 2008 – Three decades ago, former law student and rock drummer David Overton opened a neighborhood restaurant in Beverly Hills with the aim of showcasing his mother’s desserts.  From that original 78-seat venue, The Cheesecake Factory® has grown to over 140 restaurant locations across the U.S., along the way creating a new category of dining called “upscale casual.”  With its ever-evolving menu of more than 200 freshly-prepared items, The Cheesecake Factory has made an extensive range of flavors and cuisines accessible to a broad audience, holding “a mirror to the American palate,” according to Time magazine.

Celebrating “30 Delicious Years,” The Cheesecake Factory is serving up several sweet initiatives throughout the year.  To kick-off the anniversary celebration and in commemoration of National Cheesecake Day on July 30, The Cheesecake Factory® restaurants will offer every delicious slice of its more than 30 varieties of cheesecake with a dollop of nostalgia by featuring all cheesecakes at $1.50 per slice, limit one per guest, on that day—as they were when the restaurant first opened in 1978.  In addition, a special, limited edition cheesecake, the 30th Anniversary Chocolate Cake Cheesecake, will be introduced on July 30 with $0.25 from the sale of each slice sold this year benefiting the national hunger-relief organization, America’s Second Harvest – The Nation’s Food Bank Network.  Additional activities will be announced throughout the year.

The Cheesecake Factory story began in Detroit where Evelyn Overton created a stir with her original New York-style cheesecake recipe.  A gift for her husband Oscar’s boss brought more requests, leading her to open a small bakery shop.  In order to raise a family, Evelyn moved the bakery to the basement of their home.

Their children grown, in 1971 Evelyn and Oscar decided to move their cheesecake business from Detroit to Los Angeles.  With their life savings they opened a 700-sq. ft. commercial bakery, called The Cheesecake Factory®, in North Hollywood.  Four years later, as sales steadily grew, the Overtons moved into a larger facility in suburban Woodland Hills, allowing Evelyn to create more than 20 varieties of her delicious cheesecakes and other desserts, which were snapped up by hundreds of wholesale accounts from Santa Barbara to San Diego and beyond.

On February 25, 1978, having briefly studied law and played drums in San Francisco rock bands (even appearing on the same bill as Janis Joplin), David Overton decided to open a modest restaurant in Beverly Hills focused on his mother’s popular desserts.  Five years later, after earning a reputation for its eclectic menu, sharable portions and signature cheesecakes, The Cheesecake Factory opened a second restaurant in Marina del Rey, and from there dotted the landscape with restaurant locations opening across the country.  In 1999, the Company’s second concept, Grand Lux Cafe®, opened at the Venetian Resort in Las Vegas, offering “casual global cuisine” in an atmosphere that captured the grandeur and luxury of fine European cafes.  And last month saw the debut of the Company’s newest concept, RockSugar Pan Asian Kitchen™, a unique offering in upscale casual dining featuring the cuisines of Thailand, Vietnam, Malaysia, Singapore, Indonesia and India.

In dedication to his parents, who achieved the American Dream through their entrepreneurship and fanatical attention to quality, in 2001 David Overton established The Cheesecake Factory Oscar & Evelyn Overton Charitable Foundation.  Among myriad efforts through the Foundation, The Cheesecake Factory prepares and serves an annual Thanksgiving Day Feast at Salvation Army shelters in nearly a dozen cities.  It also supports organizations such as the City of Hope, last year fulfilling a five-year commitment to donate $1 million through its annual charity golf tournament.

At the heart of the brand’s 30-year success is an enduring commitment to guest service, a spirit of excellence, and innovation that brings guests back again and again.  From the moment guests enter The Cheesecake Factory, they know they are someplace special – with its vibrant décor, friendly, knowledgeable staff and diverse menu.  The Cheesecake Factory prepares all of its recipes from scratch, made to order, using only high-quality ingredients.  Along with antibiotic-free chicken, premium beef and humanely caught fresh fish, its produce is sourced from premium growers and its cooking oils contain zero trans fats.  With a varied menu that includes healthy Weight Management Salad™ and entrée options, and a wide selection of lunch portions based on the restaurant’s most popular items, there’s nothing that America wants to eat that can’t go on The Cheesecake Factory menu.

While its legendary family cheesecake recipe has become an authentic American standard, The Cheesecake Factory remains well ahead of the curve in culinary trends.  Time magazine praised the restaurant’s menu for continually growing and changing, much like an annual family portrait.  During the late ‘70s and early ‘80s, David Overton “stuffed the sandwiches with sprouts, served espresso drinks nine years before Starbucks did, and kept himself open to new ideas.”  From its Cuban Sandwich to the Baja Chicken Tacos, Cajun Jambalaya Pasta to Jamaican Black Pepper Shrimp, Miso Salmon to Vietnamese Summer Rolls, the restaurant has not only infused tastes trending toward the mainstream but, indeed, has helped to make them mainstream.  Says Time, “By keeping the door open to Asia, Latin America and Africa,” among other regions, the menu of The Cheesecake Factory has earned a reputation for being “as inclusive as America itself.”

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated (NASDAQ: CAKE) created the upscale casual dining segment in 1978 with the introduction of its namesake concept and continues to define it today with the two highest productivity concepts in the industry.  The Company operates 143 restaurants throughout the U.S. under The Cheesecake Factory® name with an extensive menu of more than 200 items and fiscal 2007 average annual unit sales of approximately $10.4 million.  Grand Lux Cafe®, the Company’s second concept, has 13 units in operation across the U.S. offering a broad menu of more than 150 items and average annual unit sales of approximately $12.7 million in fiscal 2007.  The Company also operates one unit of its newest concept, RockSugar Pan Asian Kitchen™, and two bakery production facilities in Calabasas Hills, CA and Rocky Mount, NC that produce over 60 varieties of quality cheesecakes and other baked products.  Additionally, the Company licenses two bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe® mark.  For more information, please visit thecheesecakefactory.com.

About America’s Second Harvest – The Nation’s Food Bank Network

America’s Second Harvest — The Nation’s Food Bank Network is the largest charitable domestic hunger-relief organization in the United States. Through its network of more than 200 member food banks, America’s Second Harvest annually provides assistance to more than 25 million people in need, including more than 9 million children and nearly 3 million seniors in all 50 states, the District of Columbia and Puerto Rico. Each year, America’s Second Harvest secures and distributes more than 2 billion pounds of food and grocery products to support feeding programs at approximately 63,000 local charitable agencies, including food pantries, soup kitchens, emergency shelters, after-school programs, and Kids Cafes. To learn more, please visit www.secondharvest.org.

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